EXHIBIT 4.1



                                   $50,000,000

                      FLOATING RATE CONVERTIBLE DEBENTURES

                                    Due 2003


                          DEBENTURE PURCHASE AGREEMENT

                                      dated

                                  May 26, 1999

                                     between

                              CHS ELECTRONICS, INC.

                                       and

                     COMPUTER ASSOCIATES INTERNATIONAL, INC.


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                                TABLE OF CONTENTS

SECTION                                                                                                        PAGE
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1.  Issuance of Securities and Reservation of Reserved Shares.....................................................1

2.  Purchase, Sale and Delivery...................................................................................1

3.  Representations and Warranties of the Corporation.............................................................1

         (a)  Organization........................................................................................2
         (b)  Capital Stock; Indebtedness; Liens..................................................................2
         (c)  Authorization of Agreement..........................................................................2
         (d)  Authorization of Debentures.........................................................................2
         (e)  Authorization of Shares.............................................................................3
         (f)  Non-Contravention; No Required Consents.............................................................3
         (g)  Litigation..........................................................................................3
         (h)  Compliance; Governmental Authorizations.............................................................4
         (i)  Financial Statements................................................................................4
         (j)  Absence of Changes..................................................................................4
         (k)  Taxes...............................................................................................4
         (l)  Intellectual Property...............................................................................5
         (m)  Compliance with ERISA...............................................................................5
         (n)  No Defaults.........................................................................................6
         (o)  SEC Reports.........................................................................................6
         (p)  Offering Exemption..................................................................................6
         (q)  Use of Proceeds.....................................................................................6
         (r)  Investment Company..................................................................................7
         (s)  Disclosure..........................................................................................7
         (t)  No Finders'Fees.....................................................................................7
         (u)  Delaware Law; Rights Agreement......................................................................7

4.  Representations and Warranties of the Purchaser...............................................................8

         (a)  Investment Purpose..................................................................................8
         (b)  Restricted Securities...............................................................................8
         (c)  Accredited Investor.................................................................................8

5.  Conditions of Obligations of the Purchaser....................................................................8

         (a)  Debenture...........................................................................................8
         (b)  Actions Authorized..................................................................................8
         (c)  Legal Opinion.......................................................................................9
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                                       i

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         (d)  Representations and Warranties; Compliance; No Default..............................................9

6.  Transfer of Securities........................................................................................9

         (a)  Restriction on Transfer.............................................................................9
         (b)  Restrictive Legend..................................................................................9
         (c)  Notice of Transfer..................................................................................9

7.  Registration of Registrable Stock............................................................................10

         (a)  Shelf Registration.................................................................................10
         (b)  Preparation and Filing.............................................................................11
         (c)  Designation of Underwriter.........................................................................11
         (d)  Cooperation by Prospective Sellers.................................................................12
         (e)  Expenses...........................................................................................12
         (f)  Indemnification....................................................................................12

8.  Covenants....................................................................................................14

         (a)  Information........................................................................................14
         (b)  Payment of Obligations.............................................................................15
         (c)  Conduct of Business and Maintenance of Existence...................................................15
         (d)  Compliance with Laws...............................................................................15
         (e)  Inspection of Property, Books and Records..........................................................16
         (f)  Prohibited Transactions............................................................................16

9.  Survival of Representations, Warranties and Agreements Etc...................................................16

10.  Miscellaneous...............................................................................................16

         (a)  Entire Agreement...................................................................................16
         (b)  Headings...........................................................................................16
         (c)  Notices............................................................................................16
         (d)  Counterparts.......................................................................................17
         (e)  Amendments.........................................................................................17
         (f)  Assignment.........................................................................................17
         (g)  Expenses; Documentary Taxes; Indemnification.......................................................17
         (H)  CHOICE OF LAW......................................................................................18
         (I)  CONSENT TO JURISDICTION............................................................................18
         (J)  WAIVER OF JURY TRIAL...............................................................................19
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                                       ii

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                                    EXHIBITS

       Exhibit A -       Form of  Floating Rate Convertible Debenture Due 2003

       Exhibit B -

       Exhibit C -       (Reserved)

       Exhibit D -       Form of Opinion of Counsel to the Company
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                                      iii

         DEBENTURE PURCHASE AGREEMENT dated as of May 26, 1999 between CHS ELECTRONICS, INC., a Florida corporation (the "Company" or "CHS"), and COMPUTER ASSOCIATES INTERNATIONAL, INC., a Delaware corporation (the "PURCHASER").

         The parties hereto agree as follows:

         1. ISSUANCE OF SECURITIES AND RESERVATION OF RESERVED SHARES. Subject to the terms and conditions of this Agreement, the Company has authorized the issuance of its Floating Rate Convertible Debentures due 2003 (the "Debentures") in substantially the form of Exhibit A hereto in the aggregate principal amount of $50,000,000, and the Company has authorized the reservation of a sufficient number of shares of Common Stock, par value $.001 per share (the "Common Stock"), including the associated Rights (as defined below in Section 3(b)) of the Company to provide for conversion of the Debentures (such reserved shares being referred to herein as the "Reserved Shares").

         2. PURCHASE, SALE AND DELIVERY. On the basis of the representations, warranties, covenants and agreements, but subject to the terms and conditions, set forth in this Agreement, at the Closing (as defined below), the Company agrees to sell and deliver to the Purchaser, and the Purchaser agrees to purchase from the Company, one or more Debentures in the aggregate principal amount of $50,000,000 at 100% of the principal amount (the "Purchase Price"). The Purchaser will designate to the Company the number and denominations of Debentures at least one business day prior to the Closing. The closings (the "Closings") for the consummation of the transactions contemplated by this Agreement shall take place at the offices of Purchasers, as follows: (a) the first closing ("First Closing"), which shall occur simultaneously with the execution of this Agreement, subject to satisfaction of the conditions set forth in Section 5, the Company shall issue and deliver, and Purchaser shall purchase and pay for, $14,900,000 in principal amount of Debentures; and (b) at the second closing ("Second Closing"), the Company shall issue and deliver, and Purchaser shall purchase and pay for, $35,100,000 in principal amount of the Debentures. The Second Closing shall take place within five (5) business days after the date the parties receive the necessary clearances under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), subject to satisfaction of the conditions set forth in Section 5. Promptly after the date hereof, the parties shall make the necessary filings under the HSR Act, and shall use their best efforts to obtain such clearances as promptly as possible.(such dates of the Closing being herein referred to as the "Closing Dates"). The applicable portions of the Purchase Price shall be delivered to the Company at each Closing by wire transfer of immediately available Federal funds (instructions for which will be provided by the Company to the Purchaser), against receipt of the Debentures.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except in the case of any representation and warranty below, to the extent described under the caption identifying such representation and warranty in the Company Disclosure Letter dated the date of this Agreement and furnished by the Company to the Purchaser on the date of this Agreement (the "Company Disclosure Letter"), the Company represents and warrants, and agrees, as follows:

         (a) ORGANIZATION. The Company and each of the subsidiaries of the Company, a list of which are set forth on Schedule 3(a) of the Company Disclosure Letter (each a "Subsidiary" and, collectively, the "Subsidiaries"), are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, and are duly qualified and in good standing to do business in each jurisdiction in which such qualification is necessary because of the property owned or leased or because of the nature of business conducted by it, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), assets, liabilities, operations, earnings or business of the Company and its Subsidiaries, taken as a whole (a "Material Adverse Effect"). The Company does not own, directly or indirectly, any equity interest in any corporation, partnership, joint venture or other entity other than the Subsidiaries.

         (b) CAPITAL STOCK; INDEBTEDNESS; LIENS.

                  (i) The authorized capital stock of the Company as of the date hereof consists of 100,000,000 shares of Common Stock, par value $.001 per share, and 5,000,000 shares of Preferred Stock, of which 58,049,580 shares of Common Stock, including associated Rights (the "Rights") issued pursuant to the Rights Agreement, as amended, dated as of March 18, 1998, between the Company and American Stock Transfer and Trust Company, as Rights Agent (the "Rights Agreement"), are validly issued and outstanding, fully paid and non-assessable, with no personal liability attaching to the ownership thereof, and no shares of Preferred Stock are issued or outstanding. All outstanding shares of capital stock of the Company are duly authorized and not subject to any pre-emptive rights. Except for such 58,049,580 shares of Common Stock and the Rights, there are no other shares of capital stock or other equity securities of the Company issued or outstanding.

                  (ii) Except as set forth in the Reports and in Schedule 3(b)(ii): (A) there are no options, warrants, contracts, commitments or agreements to which the Company is a party or is bound relating to any shares of capital stock or other securities of the Company, whether or not outstanding, and (B) other than the Purchaser pursuant to this Agreement, no person has any right to cause the Company to effect the registration under the Securities Act of 1933, as amended (the "Securities Act"), of Common Stock or any other securities of the Company, and (C) there are no voting trusts, voting agreements, proxies or other agreements or instruments with respect to the voting of the Company's capital stock to which the Company is a party or, to the best of the Company's knowledge, among or between any persons other than the Company.

         (c) AUTHORIZATION OF AGREEMENT. The execution, delivery and performance by the Company of this Agreement are within the Company's corporate powers and have been duly authorized by all requisite corporate action by the Company; and this Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company.

         (d) AUTHORIZATION OF DEBENTURES. The issuance, sale and delivery of the Debentures are within the Company's corporate powers and have been duly authorized by all requisite corporate action of the Company, and when issued, sold and delivered in accordance with the provisions of this Agreement, the Debentures will constitute the valid and binding obligations of the Company, enforceable in accordance with their terms.

         (e) AUTHORIZATION OF SHARES. The Debentures are convertible into Common Stock in accordance with the terms of this Agreement and of the Debentures. The reservation, issuance and delivery of the Reserved Shares are within the Company's corporate powers and have been duly authorized by all requisite corporate action of the Company, and when issued and delivered in accordance with the terms of this Agreement and the terms of the Debentures, and accepted for listing on The New York Stock Exchange ("NYSE"), the Reserved Shares will be validly issued and outstanding, fully paid and non-assessable with no personal liability attaching to the ownership thereof, and not subject to preemptive or any other similar rights of the shareholders of the Company or others. The stockholders of the Company have no preemptive rights with respect to Debentures, the Reserved Shares or the Common Stock.

         (f) NON-CONTRAVENTION; NO REQUIRED CONSENTS. The execution, delivery and performance of this Agreement, the issuance, sale and delivery of the Debentures and the reservation, issuance and delivery of the Reserved Shares, and compliance with the provisions hereof and thereof by the Company will not
(i) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment, or decree of any court, administrative agency or other governmental body applicable to the Company, any of the Subsidiaries or any of their properties or assets or (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under, (A) the Company's or any Subsidiary's articles of incorporation or bylaws, or (B) any note, indenture, mortgage, lease, contract, agreement or instrument (1) to which the Company is a party or by which it or any of its properties or assets are bound or affected and (2) relating to any debt owed by, or any capital stock issued by, the Company, (C) any other material lease, contract, agreement or other instrument to which the Company is a party or by which any of its properties or assets are bound or affected or (D) any material note, indenture, mortgage, lease, agreement or other contract, agreement or instrument to which any Subsidiary is a party or by which it or any of its properties or assets are bound or affected. Except for the filing of any notice subsequent to the Closing that may be required under applicable Federal or state securities laws (which, if required, shall be filed on a timely basis as may be so required), obtaining the necessary clearances under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and listing the Reserved Shares on the NYSE, no consent, approval or authorization of, or declaration to, or filing with, any Person is required for the valid authorization, execution, delivery, and performance by the Company of this Agreement or for the valid authorization, issuance, sale and delivery of the Debentures or for the valid authorization, reservation, issuance and delivery of the Reserved Shares. The term "Person", as used herein, means an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated association or any other entity or organization, including, without limitation, a government or political subdivision or an agency, instrumentality or official thereof.

         (g) LITIGATION. Except as disclosed in Schedule 3(g) or in the Reports (as defined below), (i) there are no actions, suits, claims, investigations or legal or administrative or arbitration proceedings pending or, to the knowledge of the Company or any Subsidiary, threatened against or affecting the Company or any Subsidiary, whether at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which individually or in the aggregate would, if adversely determined, have a Material Adverse Effect, or which in any manner draws into question the validity of this Agreement, the Debentures or the Reserved Shares or the transactions contemplated hereby or thereby; and (ii) there are no judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator against or affecting the Company or any Subsidiary, which individually or in the aggregate, would have a Material Adverse Effect.

         (h) COMPLIANCE; GOVERNMENTAL AUTHORIZATIONS. Each of the Company and each Subsidiary has complied, and is in compliance with, in all respects with the Federal, state, local or foreign laws, ordinances, regulations and orders (including environmental laws, ordinances, regulations and orders) necessary for the conduct of its business, except where the failure to comply with any of the foregoing would not have a Material Adverse Effect. Each of the Company and each Subsidiary has all Federal, state and foreign governmental licenses and permits necessary for the conduct of its business as presently being conducted (including all those required by the United States Environmental Protection Agency and similar state agencies), such licenses and permits are in full force and effect, no violations are or have been recorded in respect of any thereof and no proceeding is pending or, to the knowledge of the Company or any Subsidiary, threatened to revoke or limit any thereof, except where the failure to comply with any of the foregoing would not have a Material Adverse Effect.

         (i) FINANCIAL STATEMENTS. The consolidated financial statements of the Company and the Subsidiaries set forth in the (i) Company's Annual Report on Form 10-K for the year ended December 31, 1998, reported on by Grant Thornton LLP, and (ii) Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1999, in each case fairly present the consolidated financial position of the Company and the Subsidiaries as of such date and the consolidated results of operation and cash flows for such period then ended in conformity with generally accepted accounting principles. Grant Thornton is the Company's independent accountant as defined under the Securities Act and the rules and regulations promulgated thereunder.

         (j) ABSENCE OF CHANGES. Since March 31, 1999, and except as disclosed in Schedule 3(j), the Company and each Subsidiary has been operated in the ordinary course of business consistent with past practice and there has not been
(i) any material adverse change in the condition (financial or otherwise), assets, liabilities, operations, earnings or business of the Company and its Subsidiaries, taken as a whole; or (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of Common Stock, or any direct or indirect redemption, purchase or other acquisition of any such shares of Common Stock.

         (k) TAXES. Except as disclosed in Schedule 3.2(k), the federal income tax returns of the Company or its predecessors have never been examined by the Internal Revenue Service. Neither the Company nor its predecessors has taken any reporting positions for which they do not have a reasonable basis and the Company does not anticipate any further material tax liability with respect to the years for which returns have been filed prior to the date of this Agreement. For purposes of this paragraph, the term "Company" shall include each other corporation with which the Company files consolidated or combined income tax returns or reports. The Company and each

Subsidiary have timely filed (or received extensions for filing) all United States federal income tax returns and all other material tax returns (federal, state, local and foreign) required to be filed by it, which returns are true and correct in all material respects, and all taxes, assessments, fees and other governmental charges thereupon and upon its properties, assets, income and franchises which are due and payable prior to the date of this Agreement, the failure of which to pay when due and payable has or is likely to have a Material Adverse Effect, have been paid when due and payable, or reserves have been provided for payment thereof to the extent required under generally accepted accounting standards. The Company does not know of any actual or proposed additional tax assessments for any fiscal period against it or any of the Subsidiaries which, singly or in the aggregate, would have a Material Adverse Effect and the Company has established adequate reserves for such additional tax assessments, if any.

         (l) INTELLECTUAL PROPERTY. The Company or a Subsidiary exclusively or jointly owns, or is licensed to use, all patents, licenses, copyrights, trademarks or trade names or other intellectual property rights ("Intellectual Property") which the Company believes are necessary, required or desirable for the conduct of the business of the Company and the Subsidiaries as presently conducted or as presently proposed to be conducted. There are no pending or threatened claims against the Company or any Subsidiary alleging that the conduct of the Company's or such Subsidiary's business (as now conducted or presently proposed to be conducted) infringes or conflicts with or will infringe or will conflict with the rights of others in any Intellectual Property. To the knowledge of the Company, no third party is infringing any of the Intellectual Property of the Company or any Subsidiary. To the Company's knowledge, neither the Company nor any Subsidiary is making unauthorized use of any confidential information or trade secrets of any person, including without limitation, any former or present employees of the Company or any Subsidiary.

         (m) COMPLIANCE WITH ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute. "ERISA Group" means the Company and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Internal Revenue Code. "PBGC" means the Pension Benefit Guaranty Company or any entity succeeding to any or all of its functions under ERISA. "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group. "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five Plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period. "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         (n) NO DEFAULTS. Except as disclosed in Schedule 3(n), (A) neither the Company nor any Subsidiary is in default (i) under its articles of incorporation or bylaws, or any indenture, mortgage, lease, purchase or sales order, or any other contract, agreement or instrument to which the Company or any Subsidiary is a party or by which they or any of their properties are bound or affected or
(ii) with respect to any order, writ, injunction or decree of any court or any Federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality, which defaults individually or in the aggregate would have a Material Adverse Effect; and (B) there exists no condition, event or act which constitutes, or which after notice, lapse of time, or both, would constitute, a default under any of the foregoing, which defaults individually or in the aggregate would have a Material Adverse Effect.

         (o) SEC REPORTS. The Company has delivered to the Purchaser its (i) Annual Report on Form 10-K for the year ended December 31, 1998 and (ii) Quarterly Report on Form 10-Q for the three months ended March 31, 1999 (together, the "Reports"). The description of the business, operations, properties and assets of the Company contained in the Reports, as well as all other factual statements concerning the Company contained therein, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (p) OFFERING EXEMPTION. Neither the Company nor any of its agents has offered or sold any Debentures or Common Stock, or any similar security or securities to, or solicited any offers to buy any of the foregoing from, or otherwise approached or negotiated in respect thereof with, any person or persons so as to require registration of the Debentures or the Reserved Shares under the Securities Act or qualification under the Trust Indenture Act of 1939. The offering and sale of the Debentures and the issuance of the Reserved Shares upon conversion of the Debentures are each exempt from registration under the Securities Act pursuant to Section 4(2) of such Act.

         (q) USE OF PROCEEDS. The proceeds received by the Company from the sale of the Debentures shall be used by the Company for general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

         (r) INVESTMENT COMPANY. The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

         (s) DISCLOSURE. No document, certificate, instrument or written statement or information furnished or made available to the Purchaser by or on behalf of the Company in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading. There is no fact peculiar to the Company which materially adversely affects (without regard to general market and economic conditions), or in the future may (so far as the Company can now foresee), to the best knowledge of the Company, materially adversely affect the business, operations, prospects, condition, properties or assets of the Company which has not been set forth in this Agreement or in the other documents, certificates, instruments or written statements furnished to the Purchaser by or on behalf of the Company pursuant hereto.

         (t) NO FINDERS' FEES. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any Subsidiary who might be entitled to any fee or commission from the Company, any Subsidiary, the Purchaser or any of Purchaser's affiliates upon consummation of the transactions contemplated by this Agreement or thereafter.

         (u) FLORIDA LAW; RIGHTS AGREEMENT. The Company has delivered to the Purchaser a complete and correct copy of the Rights Agreement, including all amendments and exhibits thereto. The Company has taken, and as soon as possible after the date hereof (but in no event later than five business days after the date hereof), the Rights Agent will take, all actions necessary or appropriate to amend the Rights Agreement to ensure that the execution of this Agreement and the issuance and delivery of the Reserved Shares in accordance with the terms of this Agreement and the terms of the Debentures and the other transactions contemplated by this Agreement and the Debentures will not cause (i) the Purchaser or any of its affiliates to be considered an Acquiring Person (as such term is defined in the Rights Agreement), (ii) the occurrence of a Distribution Date or Stock Acquisition Date (as such terms are defined in the Rights Agreement) or (iii) the separation of the Rights from the underlying Shares, and will not give the holders thereof the right to acquire securities of any party hereto; provided that: (A) the amendments described in subsections (i) through
(iii) above shall be effective only so long as Purchaser does not acquire, upon conversion of the Debenture, exercise of the Warrants, or otherwise, 20% or more of the outstanding CHS Common Stock; and (B) if Purchaser acquires CHS Common Stock in excess of the limitations set forth in subsection (A), such acquisition will be considered a "Triggering Event," and Purchaser will be deemed an "Acquiring Person," all as defined in the Rights Agreement. If the Shareholders of the Company approve the Holder's purchase of Excess Shares upon conversion of the Debentures (all as defined in, and in accordance with, Section 3 ___ of the Debentures), then the Company and its Board of Directors shall take such further actions as may be necessary to exempt such Excess Shares (and the Holder's acquisition thereof) from the provisions of Florida Statutes ss.607.0902 and the Rights Agreement. If due to the Company's issuance(s) of Common Stock after the date hereof, the total number of shares of CHS Common Stock which may be acquired by Purchaser pursuant to the Debentures and the Warrants is less than 19.95% of the total shares of CHS Common Stock then outstanding, Purchaser may, at its option, elect to purchase additional shares of CHS Common Stock other than pursuant to the Debenture or the Warrants (the "Outside Purchases"). Such Outside Purchases shall be exempt from the Rights Agreement, so long as the total shares acquired through Outside Purchases, plus the maximum amount of CHS shares which have been or may be acquired by Purchaser pursuant to the Debentures and the Warrants, does not exceed 19.95% of the total shares of CHS Common Stock then outstanding.

         4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to the Company as follows:

                  (a) INVESTMENT PURPOSE. The Purchaser is acquiring the Debentures and the Warrants for the Purchaser's own account, not as a nominee or agent, and the Purchaser is acquiring the Debentures and the Warrants for investment and not with a view to the distribution thereof within the meaning of the Securities Act.

                  (b) RESTRICTED SECURITIES.

                      (i) The Purchaser understands that the Debentures and the Warrants have not been registered under the Securities Act; and that the Debentures and the Warrants are restricted securities within the meaning of Rule 144 under the Securities Act.

                      (ii) The Purchaser understands that the Reserved Shares issuable upon conversion and the shares issuable upon exercise of the Warrants will not be registered under the Securities Act (except as otherwise provided in Section 6) and may only be sold or transferred in compliance with the Securities Act.

                  (c) ACCREDITED INVESTOR. Purchaser is an Accredited Investor (as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended).

         5. CONDITIONS OF OBLIGATIONS OF THE PURCHASER. The obligations of the Purchaser to perform under this Agreement are subject to the satisfaction of the following conditions unless waived by the Purchaser:

                  (a) DEBENTURE. The Purchaser shall have received a duly executed Debenture or Debentures evidencing the principal amount of Debentures purchased.

                  (b) ACTIONS AUTHORIZED. All action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Company, and the Company shall have full power and right to consummate the transactions contemplated hereby. The Company shall have furnished to the Purchaser such documents relating to its corporate existence and authority (including, without limitation, certified copies of the Company's Articles of Incorporation, Bylaws, resolutions and minutes of meetings of the Board of Directors authorizing the Agreement and good standing certificates from the Secretary of State of the states of Florida and such other matters as the Purchaser or its counsel may reasonably request.

                  (c) LEGAL OPINION. The Purchaser shall have received an opinion dated the Closing Date of Shutts and Bowen LLP, and/or Greenberg Traurig LLP, counsel to the Company in the form of Exhibit D.

                  (d) REPRESENTATIONS AND WARRANTIES; COMPLIANCE; NO DEFAULT. The representations and warranties of the Company in Section 3 shall be true and correct in all respects on and as of the Closing Date; the Company shall have complied in all material respects with all obligations, covenants and conditions required to be complied with by it pursuant to this Agreement on or prior to the Closing; and the Purchaser shall have received a certificate signed by the Company's President and Chief Executive Officer to the foregoing effect. No Event of Default under the Debentures and no event or condition which, with the giving of notice or the lapse of time or both, would, unless cured or waived, become such an Event of Default, shall have occurred and be continuing.

                  (e) Prior to the Second Closing the parties shall have received clearance under the HSR Act to proceed with the Second Closing.

         6. TRANSFER OF DEBENTURES.

                  (a) RESTRICTION ON TRANSFER. The Debentures shall not be transferable except upon the conditions specified in this Section 6, which conditions are intended to ensure compliance with the provisions of the Securities Act in respect of the transfer of the Debentures. In addition, in no event shall the Debentures be transferred to any person listed on Schedule 6(a).

                  (b) RESTRICTIVE LEGEND. Each Debenture shall (unless otherwise permitted by the provisions of Section 6(d)) be stamped or otherwise imprinted with legends in substantially the following form:

                         THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR QUALIFIED UNDER THE TRUST INDENTURE ACT OF 1939. THIS DEBENTURE MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. ADDITIONALLY, THE TRANSFER OF THIS DEBENTURE IS SUBJECT TO THE CONDITIONS SPECIFIED IN SECTION 6 OF THE DEBENTURE PURCHASE AGREEMENT PURSUANT TO WHICH THIS DEBENTURE WAS PURCHASED, AND NO TRANSFER OF THIS DEBENTURE SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED.

                  (c) NOTICE OF TRANSFER. Each holder of a Debenture (a "Holder"), by acceptance thereof agrees, prior to any transfer of any Debentures, to give written notice to the Company of such Holder's intention to effect such transfer and to comply in all other respects with the provisions of this Section 6(c). Each such notice shall describe the manner and circumstances of the proposed transfer and shall be accompanied by the written opinion of counsel for such Holder, as to whether in the opinion of such counsel such proposed transfer involves a transaction requiring registration of such Debentures under the Securities Act. If in the opinion of such counsel the proposed transfer of the Debentures may be effected without registration under the Securities Act, the Holder shall thereupon be entitled to transfer the Debentures in accordance with the terms of the notice delivered by it to the Company. Each certificate or other instrument evidencing the securities issued upon the transfer of any Debentures (and each certificate or other instrument evidencing any untransferred balance of such Debentures) shall bear the legend set forth in Section 6(b) unless in the opinion of such counsel registration of future transfer is not required by the applicable provisions of the Securities Act.

         7. REGISTRATION OF REGISTRABLE STOCK.

                  (a) SHELF REGISTRATION.

                      (i) The Company shall (x) within 30 business days of (A) the Second Closing; and (B) delivery of a written request to register Registrable Stock (as defined below) by any holder or holders owning, in the aggregate, at least 51% of the Registrable Stock, file with the Securities and Exchange Commission (the "SEC") a Shelf Registration Statement (as defined below) relating to the offer and sale of the shares of Common Stock or other securities issued or issuable upon conversion of the Debentures or exercise the Warrants (the "Registrable Stock") by the holders of Registrable Stock from time to time in accordance with the methods of distribution elected by such holders and set forth in such Shelf Registration Statement, and (y) use its best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable; provided that the holders of Registrable Stock may not request the Company to file a Shelf Registration Statement unless and until (x) such holders have the right at such time to convert the Debentures into Common Stock pursuant to Section 3(a) of the Debentures. "Register," "registered" and "registration" each refer to a registration of Registrable Stock effected by filing with the SEC a registration statement in compliance with the Securities Act and the declaration or ordering by the SEC of effectiveness of such registration statement. "Shelf Registration" means a registration effected pursuant to this Section 7. "Shelf Registration Statement" means a shelf registration statement of the Company filed with the SEC pursuant to the provisions of this Section 7 which covers some or all of the Registrable Stock, as applicable, on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                      (ii) The Company shall use its best efforts (x) to keep the Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be usable by the holders of Registrable Stock for a period ending at such time as any holder could sell, in any three month period, all of the Registrable Stock then held by it, without any such Shelf Registration Statement being effective, and (y) after the effectiveness of the Shelf Registration Statement, promptly upon the request of any holder of Registrable Stock, to take any action necessary to register the sale of any Registrable Stock of such holder and to identify such holder as a selling securityholder.

                  (b) REGISTRATION PROCEDURES. In connection with any Shelf Registration Statement, the Company shall:

                      (i) prepare and file with the SEC a Shelf
Registration Statement with respect to the Registrable Stock and use its best efforts to cause such Shelf Registration Statement to become and remain effective as provided in this Agreement;

                      (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such Shelf Registration Statement effective and current and to comply with the provisions of the Securities Act with respect to the disposition of all shares covered by such Shelf Registration Statement, including such amendments and supplements as may be necessary to reflect the intended method of disposition from time to time of the prospective seller or sellers of such Registrable Stock;

                      (iii) furnish to each selling holder of Registrable
Stock such number of copies of a prospectus in conformity with the requirements of the Securities Act, and such other documents, as such holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Stock owned by such holder;

                      (iv) use its best efforts to register or qualify the shares of Registrable Stock covered by such Shelf Registration Statement under such other securities or blue sky or other applicable laws of such jurisdiction within the United States as each prospective seller shall reasonably request, to enable such seller to consummate the public sale or other disposition in such jurisdictions of the shares of Registrable Stock owned by such seller; and

                      (v) furnish to each prospective seller a signed counterpart, addressed to the prospective sellers, of (i) an opinion of counsel for the Company, dated the effective date of the Shelf Registration Statement, and (ii) a "comfort" letter (or, in the case of any such Person which does not satisfy the conditions for receipt of a "comfort" letter specified in Statement on Auditing Standards No. 72, an "agreed upon procedures" letter) signed by the independent auditors who have certified the Company's financial statements included in the Shelf Registration Statement, covering substantially the same matters with respect to the Shelf Registration Statement (and the prospectus included therein) and (in the case of the "comfort" or "agreed upon procedures" letter) with respect to events subsequent to the date of the financial statements, as are customarily covered (at the time of such registration) in opinions of issuer's counsel and in "comfort" letters delivered to the underwriters in underwritten public offerings of securities (with, in the case of an "agreed upon procedures" letter, such modifications or deletions as may be required under Statement on Auditing Standards No. 35).

                  (c) DESIGNATION OF UNDERWRITER. In the case of any registration effected pursuant to this Section 7, a majority in interest of the holders of Registrable Stock shall have the right to designate the managing underwriter in any underwritten offering.

                  (d) COOPERATION BY PROSPECTIVE SELLERS.

                      (i) Each prospective seller of Registrable Stock, and each underwriter designated by each such seller, will furnish to the Company such information as the Company may reasonably require from such seller or underwriter in connection with the Shelf Registration Statement (and the prospectus included therein). No holder of Registrable Stock may participate in any offering unless such Holder completes and executes all questionnaires, indemnities, underwriting agreements and other documents required in connection with the offering.

                      (ii) Failure of a prospective seller of Registrable Stock to furnish the information and agreements described in this Agreement shall not affect the obligations of the Company under this Agreement to remaining sellers to furnish such information and agreements unless, in the reasonable opinion of counsel to the Company or the underwriters, such failure impairs or may impair the viability of the offering or the legality of the registration or the underlying offering.

                      (iii) The holders of shares of Registrable Stock included in the registration will not (until further notice by the Company) effect sales thereof (or deliver a prospectus to any purchaser) after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a registration statement or prospectus. In connection with any offering each Holder who is a prospective seller, will not use any offering document, offering circular or other offering materials with respect to the offer or sale of Registrable Stock, other than the prospectuses provided by the Company and any documents incorporated by reference therein.

                  (e) EXPENSES. All expenses incurred in complying with this
Section 7, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), fees and expenses of complying with securities and "blue sky" laws, printing expenses and fees and disbursements of counsel for the Company, and one counsel for the holders of Registrable Stock and of the independent certified public accountants shall be paid by the Company; PROVIDED, HOWEVER, that all underwriting discounts and selling commissions applicable to the Registrable Stock covered by registrations effected pursuant to this Section 7 shall not be borne by the Company but shall be borne by the seller or sellers.

                  (f) INDEMNIFICATION.

                       (i) In the event of any registration of any Registrable Stock under the Securities Act pursuant to this Section 7 or registration or qualification of any Registrable Stock pursuant to this Section 7, the Company shall indemnify and hold harmless the seller of such shares, each underwriter of such shares, if any, each broker or any other person acting on behalf of such seller and each other person, if any, who controls any of the foregoing persons, within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Stock as registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any document prepared or furnished by the Company incident to the registration or qualification of any Registrable Stock pursuant to this Section 7, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made, not misleading, or any violation by the Company of the Securities Act or state securities or "blue sky" laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse such seller, such underwriter, broker or other person acting on behalf of such seller and each such controlling person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company shall not be liable (i) in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the registration statement, the preliminary prospectus or prospectus or in any amendment or supplement thereof pursuant to this Section 7 in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or such underwriter specifically for use in the preparation thereof and (ii) to any broker or other person acting on behalf of such seller to the extent that any such loss, claim, damage or liability arises out of or is based upon any representation or other statement of such broker or other person that is not in conformity with the preliminary prospectus or prospectus.

                       (ii) Before Registrable Stock held by a prospective seller shall be included in any registration pursuant to this Section 7, such prospective seller and any underwriter acting on its behalf shall have agreed to indemnify and hold harmless (in the same manner and to the same extent as set forth in (i) above) the Company, each director of the Company, each officer of the Company who shall sign such registration statement and any person who controls the Company within the meaning of the Securities Act, with respect to any untrue statement or omission from such registration statement, any preliminary prospectus or prospectus contained therein, or any amendment or supplement thereof, if such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or such underwriter, as the case may be, specifically for use in the preparation of such registration statement, preliminary prospectus, prospectus or amendment or supplement; PROVIDED that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each prospective seller of Registrable Stock, to an amount equal to the net proceeds actually received by such prospective seller from the sale of Registrable Stock effected pursuant to such registration.

                       (iii) Notwithstanding the foregoing provisions of this Section 7(4), if pursuant to an underwritten public offering of Common Stock, the Company, the selling shareholders and the underwriters enter into an underwriting or purchase agreement relating to such offering which contains provisions covering indemnification among the parties thereto in connection with such offering, the indemnification provisions of Section 7(f) shall be deemed inoperative for purposes of such offering.

                       (iv) Each party entitled to indemnification under this Section 7(f) (the "indemnified party") shall give notice to the party required to provide indemnification (the "indemnifying party") promptly after such indemnified party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the indemnifying party (at its expense) to assume the defense of any claim or any litigation resulting therefrom, PROVIDED that counsel for the indemnifying party, who shall conduct the defense of such claim or litigation, shall be reasonably satisfactory to the indemnified party, and the indemnified party may participate in such defense, but only at such indemnified party's expense, and PROVIDED, FURTHER, that the omission by any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 7(f) except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give notice. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

         8. COVENANTS. The Company agrees that:

            (a) INFORMATION. The Company shall deliver to each Holder:

                  (i) (A) as soon as available and in any event within 5 days after filing of each of the Company's Quarterly Reports on Form 10-Q and Current Reports on Form 8-K with the Commission, copies of each of such reports; and (B) as soon as available and in any event within 10 days after filing of each of the Company's Annual Reports on Form 10-K including copies of the Company's Annual Report to Shareholders and Schedule 14A with the Commission, copies of each of such reports;

                  (ii) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all information (other than as described in clause (i)) so mailed;

                  (iii) simultaneously with the delivery of each set of financial statements referred to above, a certificate of the chief financial officer or the chief accounting officer of the Company stating whether any Event of Default, as defined in the Debentures, or any condition or event which, with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default, exists on the date of such certificate and, if any Event of Default or any such condition or event then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

                  (iv) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take; and

                  (v) from time to time such additional information regarding the financial position or business of the Company and its Subsidiaries as any Holder may reasonably request (it being understood and agreed that no Holder shall be entitled to request any confidential or proprietary information of the Company and its Subsidiaries pursuant to this clause (v)).

            (b) PAYMENT OF OBLIGATIONS. The Company will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

            (c) CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. The Company will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Company and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business, PROVIDED that nothing in this Section 8(c) shall prohibit (i) the merger of a Subsidiary into the Company or the merger or consolidation of the Company or a Subsidiary with or into another Person as permitted by Section 6(d) of the Debenture, or (ii) the termination of the corporate existence of any Subsidiary if the Company in good faith determines that such termination is in the best interest of the Company and is not materially disadvantageous to the Holders of the Debentures.

            (d) COMPLIANCE WITH LAWS. The Company will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, environmental laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

            (e) INSPECTION OF PROPERTY, BOOKS AND RECORDS. The Company will keep, and will use its best efforts to cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Holder at such Holder's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times, upon reasonable notice and as often as may reasonably be desired (it being understood and agreed that no Holder shall be entitled to request any confidential or proprietary information of the Company and its Subsidiaries pursuant to this subsection (e)).

            (f) PROHIBITED TRANSACTIONS. Neither the Company nor any agent acting on its behalf will, directly or indirectly, sell or offer for sale or dispose of, or attempt or offer to dispose of, any of the Debentures, Common Stock or any similar security of the Company to, or solicit any offers to buy any thereof from, or otherwise approach or negotiate in respect thereof with, any person or persons, so as to require registration of the Debentures or the Reserved Shares under the Securities Act.

         9. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS ETC. All representations and warranties hereunder shall survive the Closing. All statements contained in any certificate or other instrument delivered by the Company or pursuant to this Agreement or in connection with the transactions contemplated by this Agreement shall constitute representations and warranties by the Company under this Agreement.

         10. MISCELLANEOUS.

             (a) ENTIRE AGREEMENT. This Agreement and the Schedules and Exhibits hereto contain the entire agreement between the Company and the Purchaser with respect to the transactions contemplated hereby and supersede all prior agreements or understandings among the parties with respect thereto.

             (b) HEADINGS. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

             (c) NOTICES. All notices or other communications provided for in this Agreement shall be in writing and shall be sent by confirmed telecopy (with an undertaking to provide a hard copy) or delivered by hand or sent by overnight courier service prepaid to the address specified below.

If to the Company:

                  CHS Electronics, Inc.
                  2000 N.W. 84th Avenue
                  Miami, Florida 33122
                  Attn: Antonio Boccalandro
                  Telecopy: (305) 908-7040
                  with a copy to:    Shutts & Bowen
                                     1500 Miami Center
                                     201 S. Biscayne Blvd.
                                     Miami, Florida 33131
                                     Attn: Luis A. de Armas
                                     Telecopy: (305) 381-9982

If to the Purchaser:

                  Computer Associates International, Inc.
                  One Computer Associates Plaza
                  Islandia, New York  11788
                  Attention:  President
                  Telecopy:  516-342-4866
                  with a copy to:
                  Computer Associates International, Inc.
                  One Computer Associates Plaza
                  Islandia, New York  11788
                  Attention:  General Counsel
                  Telecopy:  516-342-4866

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.

            (d) COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

            (e) AMENDMENTS. This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by each of (i) the Company, and (ii) the holders of 51% of the aggregate principal amount of the Debentures (or, if the Debentures have been converted, the holders of 51% of the number of the Reserved Shares issued upon such conversion).

            (f) ASSIGNMENT. This Agreement shall not be assignable by either party without the consent of the other party, except that it, or the rights under this Agreement, in whole or in part, may be assigned by the Purchaser to any party or parties who purchase the Debenture or Debentures owned by the Purchaser (or, if the Debentures have been converted, to any party or parties who purchase the Reserved Shares issued upon such conversion).

            (g) EXPENSES; DOCUMENTARY TAXES; INDEMNIFICATION. (i) The Company shall pay (A) all out-of-pocket expenses of each Holder, including fees and disbursements of counsel for such Holder, in connection with the preparation of this Agreement, (B) all out-of-pocket expenses of each Holder, including fees and disbursements of counsel for such Holder, in connection with any waiver or consent under this Agreement or under the Debentures or any amendment of this Agreement or the Debentures or any default or alleged default under this Agreement or under the Debentures and (C) if an Event of Default, as defined in the Debentures, occurs, all out-of-pocket expenses incurred by each Holder, including fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Company shall indemnify each Holder against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Debentures.

            (ii) The Company hereby indemnifies and holds each Holder and its affiliates, shareholders, officers, directors, employees and agents (collectively, the "Indemnified Parties") harmless from and against any and all actions, causes of action, suits, losses, costs, claims, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including attorneys' and other experts' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to (A) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds from the sale of the Debentures; or
(B) the breach of this Agreement and any other document delivered in connection herewith by the Company.

An Indemnified Party shall be entitled to be represented by the counsel of such Indemnified Party's choice in connection with the defense (including any investigation) of any third party claim against or involving such Indemnified Party for which indemnification is sought under this Agreement and, on demand (and as incurred), the Company shall pay, or reimburse such Indemnified Party for, the fees and expenses of such counsel and all other expenses relating to such defense. This indemnity shall survive repayment or transfer of the Debentures, the conversion of any Debenture into Reserved Shares or the transfer of any Reserved Shares. If and to the extent that the foregoing undertaking is determined to be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         (h) CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         (i) CONSENT TO JURISDICTION. EACH OF THE HOLDERS AND THE COMPANY HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE HOLDERS AND THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING

BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE HOLDERS AND THE COMPANY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH PROCEEDING BY THE DELIVERY (BY OVERNIGHT COURIER) TO IT AT ITS ADDRESS SPECIFIED IN SECTION 10(C) OF THIS AGREEMENT (OR IN THE CASE OF A HOLDER OTHER THAN THE PURCHASER, TO ITS ADDRESS AS IT APPEARS IN THE REGISTER MAINTAINED BY THE COMPANY). EACH OF THE HOLDERS AND THE COMPANY FURTHER AGREES THAT A FINAL JUDGMENT IN ANY SUCH PROCEEDING SHALL BE CONCLUSIVE AND BINDING AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

         (j) WAIVER OF JURY TRIAL. THE COMPANY AND EACH OF THE HOLDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  IN WITNESS WHEREOF, this Debenture Purchase Agreement has been duly executed by an officer of each of the parties hereto thereunto duly authorized all on the date first above written.

                            CHS Electronics, Inc.

                            By: ________________________________________________
                                Name:  Antonio Boccalandro
                                Title: Chief Officer - Mergers and Acquisitions

                            COMPUTER ASSOCIATES INTERNATIONAL, INC.

                            By: ________________________________________________
                                Name:
                                Title: _________________________________________